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                                                                      EXHIBIT 11

                   QUAKER STATE CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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
                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                               1993           1992          1991
                                                              -------       --------       -------
1.   Net income (loss)......................................  $13,702       $(93,848)      $22,709
                                                              -------       --------       -------
                                                              -------       --------       -------
2.   Average number of shares of capital stock
     outstanding............................................   27,203         27,152        27,129
3.   Shares issuable upon exercise of dilutive stock options
     outstanding during the year, based on average market
     prices.................................................       31             32            38
4.   Shares issuable upon exercise of dilutive stock options
     outstanding during the year, based on higher of average
     or year-end prices.....................................       49             33            44
5.   Average number of capital and capital equivalent shares
     outstanding (2 + 3)....................................   27,234         27,184        27,167
                                                              -------       --------       -------
                                                              -------       --------       -------
6.   Average number of capital shares outstanding, assuming
     a full dilution (2 + 4)................................   27,252         27,185        27,173
                                                              -------       --------       -------
                                                              -------       --------       -------
7.   Net income (loss) per capital and equivalent share
     (1 divided by 5).......................................  $   .50       $  (3.45)      $   .84
                                                              -------       --------       -------
                                                              -------       --------       -------
8.   Net income (loss) per capital share, assuming full
     dilution
     (1 divided by 6).......................................  $   .50       $  (3.45)      $   .84
                                                              -------       --------       -------
                                                              -------       --------       -------
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